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                                                                    EXHIBIT 23.3


Consent of Independent Certified Public Accountants

We have issued our report dated April 18, 1997, accompanying the financial statements of Computer Based Systems, Inc. contained in Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thorton LLP

Vienna, Virginia
July 13, 1999